UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (513) 784-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In response to investor inquiries, the company is providing additional information about its continued compliance with the financial maintenance covenants in its bank credit facility. The company was in compliance with these covenants throughout 2008, with significant cushion, and management expects to remain in compliance in 2009 and beyond. As discussed in the company’s press release dated February 19, 2009, reporting fourth quarter and full-year 2008 results, management expects to generate continuing year-on-year improvement in full-year net income in 2009, on a comparable basis. Full-year net income in 2008, on a comparable basis, was $49 million, excluding certain items affecting comparability such as a non-cash goodwill impairment charge of $375 million taken in the fourth quarter.

As noted in the press release, as of December 31, 2008, the company had $77 million in cash and $129 million in available borrowing capacity under a five-year revolving credit facility with a syndicate of commercial banks. Total debt outstanding as of December 31, 2008 was $777 million, reflecting the third straight year of debt reduction. The company has no more than $20 million in debt maturities in any year until 2014. The non-cash goodwill impairment charge for Fresh Express in the fourth quarter of 2008 has no effect on the company’s liquidity, covenant compliance or borrowing capacity.

The company’s bank credit facility is an obligation of Chiquita Brands L.L.C. (or “OpCo”), the principal operating subsidiary of Chiquita Brands International, Inc. (or “HoldCo”). The facility includes a $150 million revolving credit facility, against which only $21 million of letters of credit were outstanding as of December 31, 2008, and a five-year term loan, which had principal outstanding of $193 million as of December 31, 2008.

Attached as Exhibit 9.1 is a schedule setting forth the company’s compliance with these covenants during 2008. EBITDA and other terms used in the exhibit are as defined in the bank credit facility. The credit agreement was filed as Exhibit 10.1 to the company’s current report on Form 8-K on April 3, 2008.

The foregoing disclosure contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including: the customary risks experienced by global food companies, such as prices for commodity and other inputs, currency exchange rate fluctuations, industry and competitive conditions (all of which may be more unpredictable in light of uncertainty in the global economic environment), government regulations, food safety and product recalls affecting the company or the industry, labor relations, taxes, political instability and terrorism; unusual weather conditions and crop risks; access to and cost of financing; any negative operating or other impacts from the relocation of the company’s European headquarters to Switzerland; and the outcome of pending litigation and governmental investigations involving the company, and the legal fees and other costs incurred in connection with such items.

Any forward-looking statements made in this report speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita’s financial results is included in its other SEC filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 9.1 Covenant Compliance under Chiquita Brands L.L.C. Bank Credit Facility.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and herein are furnished to the Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2009	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ Jeffrey M. Zalla
Jeffrey M. Zalla
Senior Vice President and Chief Financial Officer